Exhibit 99.1

Comprehensive Care Corporation Elects

Jairo A. Estrada to its Board of Directors

TAMPA, Florida, November 28, 2012 Comprehensive Care Corporation (“CompCare” or the “Company”) (OTC BB: CHCR), which provides behavioral health, pharmacy management and substance abuse services, is pleased to announce the appointment of international businessman Jairo A. Estrada to its Board of Directors effective immediately. Mr. Estrada has served as a consultant to the Company for the marketing of its innovative pharmacy cost-containment program since August 2012.

Mr. Estrada has had an impressive business career, owning and operating several successful companies, most notably Garden Way, Inc., a marketer of branded consumer and commercial outdoor power equipment. Garden Way was one of the first U.S. companies to penetrate the Chinese market through its partnership with the government of China to manufacture sickle bar mowers to be sold in the world’s most populous nation. In addition, he is currently the Chairman of NSC Puerto Rico, Inc., a manufacturing company servicing the pharmaceutical industry on the island of Puerto Rico.

“Mr. Estrada’s decision to join our Board of Directors is reflective of the progress the Company has made in the last two years as well as the Company’s prospect for future growth. Mr. Estrada has a proven track record of generating corporate growth and assisting businesses in prospering, not only in the U.S. but abroad. I believe that the Company will benefit greatly from Mr. Estrada’s input both as an entrepreneur and a Board member,” said Mr. Clark A. Marcus, CompCare Chairman and CEO.

Mr. Estrada has served on the board of directors of numerous companies in the past, including Chase Manhattan Bank, Global Crossing, Garden Way Inc., Stair Master Inc., Russell Sage Colleges, and the Emma Willard School. He has also been a guest speaker at several distinguished organizations, including The Aspen Institute. Mr. Estrada earned a Bachelor’s Degree in Economics and in Business Administration and a Master’s Degree in Organizational Behavioral Sciences from SUNY at Buffalo, New York.

“Clark Marcus and his team have designed and are now positioned to introduce to the healthcare marketplace a revolutionary new concept — a fully-supported guarantee of savings to their clients by way of a substantial reduction in their annual pharmaceutical spend. I have been following the Company’s progress and the development of their pharmacy program, and I believe that this new concept will have a positive impact on both the healthcare industry and the Company’s growth. I am eager to be a part of this growth and honored to have been asked to join the Company’s Board of Directors,” said Mr. Estrada.

About CompCare:

Established in 1969, CompCare provides behavioral health, substance abuse and psychotropic pharmacy management services for managed care companies throughout the United States. Headquartered in Tampa, Florida, CompCare focuses on personalized attention, flexibility, a commitment to high-quality services and innovative approaches to behavioral health that address both the specific needs of clients and changing healthcare industry demands. For more information, please call 813-288-4808 or visit our website at www.compcare.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond CompCare’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, the ability of CompCare to maximize its market share with new pharmacy initiatives, the benefits the Company will realize by having Mr. Estrada join its Board of Directors, the ability of CompCare’s new pharmacy program to substantially reduce pharmaceutical drug costs, the ability of CompCare and its staff to execute its business plan, the ability of CompCare to offer and sell any of its products at a profit, changes in local, regional, and national economic and political conditions, the effect of governmental regulation, competitive market conditions, varying trends in member utilization, our ability to manage healthcare operating expenses, our ability to achieve expected results from new business, the profitability, if any, of our capitated contracts or other products, increases or variations in cost of care, seasonality, CompCare’s ability to obtain additional financing, increased outsourcing of behavioral health services, and additional risk factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Any forward-looking statement in this release speaks only as of the date on which it is made. CompCare assumes no obligation to update or revise any forward-looking statements.

Investor Contact:

Paul Knopick

E & E Communications

pknopick@eandecommunications.com

940.262.3584